UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      February 21, 2008

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of Registrant as specified in its Charter)

Maryland	001-33003	Applied For
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (715) 836-9994

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

    Set forth below is a script and slides for a presentation to be made at Citizens Community Bancorp, Inc.'s Annual Meeting of Shareholders to be held on February 21, 2008.

Intro Slide—

Good afternoon. I’d like to take this opportunity to welcome you to Citizens Community Bancorp’s fiscal 2007 annual meeting of shareholders. For those of you who don’t know me, I’m Jim Cooley, Citizens’ president and chief executive officer.

Safe Harbor Slide—
Before I begin, I must first preface my remarks with the customary safe-harbor statement:

Certain statements in my remarks today may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may involve risks and uncertainties, and include statements that are other than historical fact. For a complete discussion of these and other factors that could impact the company's future results, please see our quarterly and annual filings with the U.S. Securities and Exchange Commission.

Fiscal 2007 Highlights Slide—
With that, I’d like to express my sincere thanks and gratitude to you for joining us today. Fiscal 2007 was an exciting year for Citizens. With roots nearly seven decades deep, we took advantage of many opportunities during the year to enhance our infrastructure and add a level of financial strength that’s sure to provide benefits to our customers, shareholders and employees for many years to come.

The fundamental strength of our business model, employees and dedication to superior service, drove improved performance in 2007. And during the year we achieved many key milestones. We successfully raised almost $53 million through our October 2006 public offering—helping support the Company’s future. What this means for our shareholders is that we now have the ability to further grow and compete on a larger scale. With the additional capital, Citizens is well positioned to expand.

In addition, we ended the year on a high note, delivering strong loan and income growth. And recently, we announced plans to open new branches in select Wal-Mart retail locations in 2008. We believe that these new branches will offer excellent potential for additional core deposit and loan growth and are consistent with our targeted expansion strategy.

Financial Performance Slide—
Now I’ll briefly cover our financial performance. For the year, Citizens Community Bancorp Inc.’s total assets increased by $102.1 million, or 36 percent, to $386.1 million. This growth was primarily due to a $61.7 million increase in loans receivable and a $38.8 million increase in investments, which consist of AAA-rated mortgage-backed securities.

In fiscal 2007 net income was $743,000, or $0.11 per diluted share, up 67 percent from net income of $446,000, or $0.06 per diluted share, for the prior year. The year-over-year gain was primarily due to an increase in net interest income.

Recently we reported fiscal 2008 first-quarter results. For the first quarter, our total assets increased by 6 percent to $409.4 million. And we delivered net income of $455,000, or $.07 per diluted share, versus a net loss of ($115,000), or ($0.02) per diluted share, for the prior-year first quarter. The year-earlier results included a one-time, after-tax charge of $370,000 ($610,000 pre-tax) related to agreements with two Citizens Community Federal executives who resigned.

What’s important to note here is that Citizens is off to a strong start for fiscal 2008. We manage our lending portfolio in an effort to minimize risk and maximize income, and as such, we do not participate in any sub-prime lending. Combined with loan growth, this management strategy helped drive income growth for the quarter.

Delivering Consistent Growth Slide—
Over the past five quarters Citizens has delivered consistent growth across the board. In a brief moment I’m going to share with you some charts that we’re particularly proud of—our asset, loan, deposit and net income growth. What you’ll see are impressive increases that occurred despite challenges and pressures from what only can be categorized as a less-than-cooperative economic environment.

Assets Slide—
In total, Citizens assets have grown 41 percent over the past five quarters.

Loans Slide—
Over the same period, our loan balance increased more than 26 percent.

Deposits Slide—
Deposits, rose 18 percent during the five-quarter period.

After-tax Net Income Slide—
My last growth slide is what our shareholders may be most interested in, net income. You can see that since the fiscal 2007 first quarter, our after-tax net income has grown from a net loss of $115,000 to fiscal 2008 first-quarter net income of $455,000—that’s a 78 percent gain excluding the one-time charge, and a more than 100 percent gain including the charge. Last year we used three words to describe the state of our proud institution: "Growing. Stronger. Together." Today, more than ever, these words ring true and continue to act as our guiding force.

Growth Strategies Slide—
It goes without saying that we’re very pleased with our performance for the year. We ended fiscal 2007 on a high note, delivering strong loan and income growth.

For fiscal 2008, our growth strategy focuses on three primary areas:
•	Expansion in select locations that we believe offer excellent growth potential;
•	A continued focus on increasing core deposits; and
•	Rigorous management of our lending portfolio in an effort to minimize risk and maximize income—something we’ve proven to be effective at.

In closing, our strong capital position, history of acquisitions and vision for branch expansion positions us well for future growth. We’re committed to Citizens' strategic business model and focus on improving profitability and return on capital. And we firmly believe our experienced team will enhance opportunities for future growth, drive continued efficiencies throughout the business and provide superior service to our 47,000-plus customers.

For your belief in our vision and your continued support, I’d like to thank you on behalf of our entire organization.

Now, I’d like to open the floor to questions.

SLIDE 1

Citizens Community Federal

Fiscal 2007 Annual Meeting

February 21, 2008

SLIDE 2

SLIDE 3

Highlights

- Enhanced infrastructure and financial strength
- Successful IPO raises $53 million
- Strong loan and income growth
- Planned expansion into key Wal-Mart locations

SLIDE 4

Financial Performance

- Assets increase 36% in 2007, to $386.1 million
- 2007 net income rises 67% to $743,000, or $0.11 per diluted share
- Fiscal 2008 first quarter assets grow 6 percent to $409.4 million
- Fiscal 2008 first quarter net income increases 78.4 % to $455,000, or $.07 per diluted share

Citizens Community Federal

SLIDE 5

SLIDE 6

Assets

At Quarter Ended
($ in millions)
$450
400
350
300
250
200
150
100
50
0
290
302
331
386
409
Dec 31, 2006
Mar 31, 2007
Jun 30, 2007
Sept 30, 2007
Dec 31, 2007

SLIDE 7

Loans

At Quarter Ended
($ in millions)
$450
400
350
300
250
200
150
100
50
0
266
280
299
320
335
Dec 31, 2006
Mar 31, 2007
Jun 30, 2007
Sept 30, 2007
Dec 31, 2007

SLIDE 8

Deposits

At Quarter Ended
($ in millions)

$ 250
200
150
100
50
0
192
200
201
208
227
Dec 31, 2006
Mar 31, 2007
Jun 30, 2007
Sept 30, 2007
Dec 31, 2007

SLIDE 9

After Tax Net Income

At Quarter Ended
($ in thousands)
$ 500
400
300
200
100
0
-100
-200
455
394
307
157
(115)*
Dec 31, 2006
Mar 31, 2007
Jun 30, 2007
Sept 30, 2007
Dec 31, 2007

* Includes a $370,000 one-time after-tax charge

SLIDE 10

SLIDE 11

SLIDE 12

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP

Date: February 21, 2008	By: /s/ John D. Zettler John D. Zettler Chief Financial Officer